As filed with the Securities and Exchange Commission on December 8, 2006
Registration No.

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM S-3
REGISTRATION STATEMENT UNDER
THE SECURITIES ACT OF 1933
ART TECHNOLOGY GROUP, INC.
(Exact name of registrant as specified in its charter)

DELAWARE	04-3141918
(State or other jurisdiction	(I.R.S. Employer
of incorporation or organization)	Identification Number)
ONE MAIN STREET
CAMBRIDGE, MASSACHUSETTS 02142
(617) 386-1000
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)
Robert D. Burke
Chief Executive Officer and President
Art Technology Group, Inc.
One Main Street
Cambridge, Massachusetts 02142
(617) 386-1000
(Name, address, including zip code, and telephone number, including area code, of agent for service)
With copies to:
John D. Patterson, Jr.
Robert W. Sweet, Jr.
Foley Hoag LLP
155 Seaport Boulevard
Boston, Massachusetts 02210
Telephone: (617) 832-1000
Approximate date of commencement of proposed sale to the public: From time to time after this registration statement becomes effective.
     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐
     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.   ☑
     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.   ☐
     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.   ☐
     If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐
     If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

CALCULATION OF REGISTRATION FEE
		Proposed maximum	Proposed maximum
Title of each class of	Amount to be	offering price per	aggregate offering	Amount of
securities to be registered	registered	unit	price	registration fee
Common stock, $0.01 par value (1)	14,915,567	$2.29 (2)	$34,156,649	$ 3,655

(1)	Each share includes one right to purchase shares of ATG’s series A junior participating preferred stock pursuant to the terms of ATG’s rights agreement dated September 26, 2001.

(2)	Calculated pursuant to Rule 457(c) under the Securities Act of 1933 based on the average of the high and low prices of the common stock as reported by the Nasdaq Global Market on December 6, 2006.
     The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities, and it is not soliciting an offer to buy these securities, in any state where the offer or sale is not permitted.
Subject to completion, dated December 8, 2006
PROSPECTUS
Art Technology Group, Inc.
14,915,567 Shares of Common Stock
     The shares of our common stock covered by this prospectus are being offered for sale by the selling stockholders identified in this prospectus on a delayed or continuous basis.
     We will not receive any proceeds from the offering. We will bear the costs related to the registration of the shares covered by this prospectus, other than selling commissions.
     The selling stockholders, or other pledgees, donees, transferees or other successors-in-interest of the selling stockholders, may offer and sell the shares from time to time in one or more transactions. Sales may be made on one or more exchanges, including the Nasdaq Global Market, in the over-the-counter market or in privately negotiated transactions at prevailing market prices or at negotiated prices. The selling stockholders may sell the shares through broker-dealers or agents, who may receive compensation in the form of commissions, discounts or concessions.
     Our common stock is traded on the Nasdaq Global Market under the symbol “ARTG.” The last reported sale price of our common stock on the Nasdaq Global Market on December 7, 2006 was $2.36 per share.
     Investing in our common stock involves a high degree of risk. See “Risk Factors” beginning on page 1.
     Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities, or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
The date of this prospectus is December 8, 2006

     You should rely on the information contained in this prospectus, in any applicable prospectus supplement and in the documents incorporated by reference in this prospectus. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making an offer to sell these securities in any jurisdiction where their offer or sale is not permitted. You should assume that the information appearing in this prospectus is accurate only at the date on the front cover of this prospectus, regardless of the time of delivery of this prospectus or of any sale of the securities. Our business, financial condition, results of operations and prospects may have changed since the date indicated on the front cover of this prospectus.
     This prospectus contains summaries of certain provisions contained in some of the documents described herein, and reference is made to the actual documents filed with the United States Securities and Exchange Commission, or SEC, for complete information. Copies of some of the documents referred to herein have been filed, will be filed or incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below under “Where You Can Find More Information.”
     References in this report to “we”, “us”, “our” and “ATG” refer to Art Technology Group, Inc. and its subsidiaries. ATG and Art Technology Group are our registered trademarks, and ATG Wisdom is our trademark. This report may also include trademarks and trade names of other companies.

 i

SUMMARY
     This summary is a brief discussion of material information contained in, or incorporated by reference into, this prospectus as further described below under “Where You Can Find More Information.” This summary does not contain all of the information that you should consider before investing in our common stock being offered by this prospectus. We urge you to read carefully this entire prospectus, the documents incorporated by reference into this prospectus and all applicable prospectus supplements relating to our common stock before making an investment decision.
About This Prospectus
     This prospectus is part of a “shelf” registration statement that we filed with the SEC. Under this registration statement, the selling stockholders listed in the selling stockholder table included in this prospectus may from time to time offer up to 14,915,567 shares of our common stock owned by them, at prices and on terms to be determined at or prior to the time of sale. We will not receive any proceeds from the sale of common shares by the selling stockholders.
     Upon receipt of notice from the selling stockholders, we will file any amendment or prospectus supplement that may be required in connection with any sale by a selling stockholder. You should carefully read both this prospectus and any applicable prospectus supplement, together with the additional information described under the heading “Where You Can Find More Information.” If there is any inconsistency between the information in this prospectus and a prospectus supplement, you should rely on the information in that prospectus supplement.
About Art Technology Group, Inc.
     We develop and market an integrated suite of Internet commerce, service and marketing solutions, as well as related services, including support and maintenance, education, application hosting and professional services.
     We deliver software solutions to help consumer-facing organizations create an interactive experience for their customers and partners via the Internet and other channels. Our software helps our clients market, sell goods and services and provide self-service opportunities to their customers and partners, which can enhance clients’ revenues, reduce their costs and improve their customers’ satisfaction.
     On October 2, 2006, we completed our acquisition of eStara, Inc., a leading provider of proactive conversion solutions for enhancing online sales and support initiatives. eStara’s Click to Call solution allows an online consumer to request an immediate call from a salesperson or customer care agent, via the telephone or computer.
     We are a Delaware corporation with our principal executive offices located at One Main Street, Cambridge, Massachusetts 02142. We commenced operations in 1991. Our Internet web site address is www.atg.com. We have not incorporated by reference into this prospectus the information on our web site, and you should not consider it to be a part of this document.
RISK FACTORS
     Investing in our common stock involves a high degree of risk. Please see the risk factors described under the heading “Risk Factors” in our annual report on Form 10-K for the fiscal year ended December 31, 2005, which is incorporated by reference in this prospectus.

     Before making an investment decision, you should carefully consider these risks as well as the other information we include or incorporate by reference in this prospectus. The risks and uncertainties we have described are not the only ones we face. Additional risks and uncertainties of which we are unaware or that we currently deem immaterial may also adversely affect our business operations. If any of these risks materializes, the trading price of our common stock could fall and you might lose all or part of your investment.
SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS
     The Securities and Exchange Commission, or SEC, encourages companies to disclose forward-looking information so that investors can better understand a company’s future prospects and make informed investment decisions. This prospectus contains such “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These statements may be made directly in this prospectus, and they may also be made a part of this prospectus by reference to other documents filed with the SEC, which is known as “incorporation by reference.”
     Words such as “may,” “anticipate,” “estimate,” “expects,” “projects,” “intends,” “plans,” “believes” and words and terms of similar substance used in connection with any discussion of future operating or financial performance, identify forward-looking statements. All forward-looking statements are management’s present expectations of future events and are subject to a number of risks and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. These risks include, but are not limited to, the risks and uncertainties set forth in “Risk Factors,” beginning on page 1 of this prospectus, as well as those set forth in our other SEC filings incorporated by reference herein.
     In light of these assumptions, risks and uncertainties, the results and events discussed in the forward-looking statements contained in this prospectus or in any document incorporated by reference might not occur. You are cautioned not to place undue reliance on the forward-looking statements, which speak only as of the date of this prospectus or the date of the document incorporated by reference in this prospectus. We are not under any obligation, and we expressly disclaim any obligation, to update or alter any forward-looking statements, whether as a result of new information, future events, or otherwise. All subsequent forward-looking statements attributable to us or to any person acting on our behalf are expressly qualified in their entirety by the cautionary statements contained or referred to in this section.
USE OF PROCEEDS
     We will not receive any proceeds from the sale by the selling stockholders of the securities offered by this prospectus.
SELLING STOCKHOLDERS
     The selling stockholders acquired the shares covered by this prospectus from us in connection with our acquisition of eStara, Inc. The shares are subject to transfer restrictions set forth in an agreement and plan of merger among us, eStara, our wholly-owned subsidiaries Arlington Acquisition Corp. and Storrow Acquisition Corp., certain stockholders of eStara and the stockholder representative named therein, dated September 18, 2006, as amended on October 2, 2006. The following table sets forth information with respect to the beneficial ownership of our common stock by the selling stockholders as of December 7, 2006 and upon completion of the sale of all the shares offered under this prospectus. However, this does not necessarily mean that any of the selling stockholders will sell any or all of the shares being registered. For purposes of this table, we have assumed that the selling stockholders will sell all of the shares being offered by this prospectus.
     For purposes of the following table, beneficial ownership is determined in accordance with rules promulgated by the SEC. Under the rules, shares of our common stock issuable under options that are currently exercisable or exercisable within 60 days after December 7, 2006, are deemed outstanding and are included in the number of shares beneficially owned by a person or entity named in the table and are used to compute the percentage ownership of that person or entity. These shares are not, however, deemed outstanding for computing the percentage ownership of any other person or entity. The inclusion of shares listed as beneficially owned does not constitute an admission of beneficial ownership. We have calculated the percentage beneficially owned based upon 127,216,156 shares of common stock outstanding as of December 7, 2006.

	Shares beneficially owned before offering					Shares beneficially owned after offering
					Number of
		Right to			shares to be		Right to
	Outstanding	acquire	Total	Percent	offered	Outstanding	acquire	Total	Percent

Trinity SBIC, LP (1)	4,993,865	—	4,993,865	3.9%	4,993,865	—	—	—	—
Cloquet Capital Partners, LLC (1)	4,725,139	—	4,725,139	3.7%	4,725,139	—	—	—	—
Epoch Holdings (1)	2,476,039	—	2,476,039	1.9%	2,476,039	—	—	—	—
Teleglobe America, Inc.	806,722	—	806,722	*	806,722	—	—	—	—
Federman, John (2)	366,537	—	366,537	*	366,537	—	—	—	—
Natelli, Thomas A. (3)(4)(5)	466,461	—	466,461	*	366,461	100,000	—	100,000	*
Stock, Laurence (2)	228,404	—	228,404	*	228,404	—	—	—	—
Clark, Sheila A.	199,765	—	199,765	*	199,765	—	—	—	—
Siegrist, Joseph L. (2)	182,522	—	182,522	*	182,522	—	—	—	—
M&T Bank Corporation	148,563	—	148,563	*	148,563	—	—	—	—
Ferrara, Cynthia Jenkins (2)(6)	74,667	—	74,667	*	74,667	—	—	—	—
Timchuk, Bradley (2)(7)	56,000	4,375	60,375	*	56,000	—	4,375	4,375	*
McIntyre, Marvin	56,922	—	56,922	*	36,922	20,000	—	20,000	*
Gibbons, Christopher (3)(4)	33,383	—	33,383	*	33,383	—	—	—	—
Cancelosi, Anthony J. (3)(4)	32,354	—	32,354	*	32,354	—	—	—	—
Frank M. Jaggar and Sarah F. Jaggar as Joint Tenants with Rights of Survivorship (4)	32,354	—	32,354	*	32,354	—	—	—	—
Mt. Washington Associates LLC	30,948	—	30,948	*	30,948	—	—	—	—
Natelli Communities, LP (8)	23,465	—	23,465	*	23,465	—	—	—	—
Moore, William J. (4)	16,600	—	16,600	*	16,600	—	—	—	—
Wardinski, Bruce (3)	12,443	—	12,443	*	12,443	—	—	—	—
Estate of Anthony M. Natelli (9)	10,368	—	10,368	*	10,368	—	—	—	—
Coxe, David (3)	8,296	—	8,296	*	8,296	—	—	—	—
Lewis, David	8,296	—	8,296	*	8,296	—	—	—	—
Chan, Jonathan (2)	8,295	—	8,295	*	8,295	—	—	—	—
Kluska, Ann Knox (2)	7,050	656	7,706	*	7,050	—	656	656	*
Canning, Christopher (2)	6,221	—	6,221	*	6,221	—	—	—	—
Nimmo, Brian (4)	4,743	—	4,743	*	4,743	—	—	—	—
Ferrara, Jerome (4)(10)	3,558	—	3,558	*	3,558	—	—	—	—
Coyne, Kevin (4)	3,279	—	3,279	*	3,279	—	—	—	—
Timchuk, Renee (4)(11)	2,188	—	2,188	*	2,188	—	—	—	—
Colona, Joan Fay (4)	2,073	—	2,073	*	2,073	—	—	—	—
McCann, Mary Natelli (12)	2,073	—	2,073	*	2,073	—	—	—	—
Zitnay, Andrew III	2,073	—	2,073	*	2,073	—	—	—	—
Lee, Wayne M. and Hillary M.	1,727	—	1,727	*	1,727	—	—	—	—
Holtz, David A.	828	—	828	*	828	—	—	—	—
Jaggar, Franz (4)	2,828	—	2,828	*	828	2,000	—	2,000	*
Novak, Melody (4)	518	—	518	*	518	—	—	—	—

Total	15,037,567	5,031	15,042,598	11.7%	14,915,567	122,000	5,031	127,031	*

*	Less than one percent.

(1)	Formerly held the right to appoint a board member of eStara.

(2)	Current employee of or consultant to ATG or eStara.

(3)	Former director of eStara.

(4)	Former employee of eStara.

(5)	Mr. Natelli is the owner of Natelli Communities, LP, is the son of Anthony M. Natelli and is the brother of Mary Natelli McCann. See notes 8, 9 and 12.

(6)	Spouse of Jerome Ferrara. See note 10.

(7)	Spouse of Renee Timchuck. See note 11.

(8)	Owned by Thomas Natelli. See note 5.

(9)	Father of Thomas Natelli. See note 5.

(10)	Spouse of Cynthia Jenkins Ferrara See note 6.

(11)	Spouse of Bradley Timchuck. See note 7.

(12)	Sister of Thomas Natelli.

PLAN OF DISTRIBUTION
     We are registering the shares covered by this prospectus on behalf of the selling stockholders. All costs, expenses and fees connected with the registration of these shares will be borne by us. Any brokerage commissions and similar expenses connected with selling the shares will be borne by the selling stockholders. The selling stockholders may offer and sell the shares covered by this prospectus from time to time in one or more transactions. The term “selling stockholder” includes pledgees, donees, transferees and other successors-in-interest who may acquire shares through a pledge, gift, partnership distribution or other non-sale related transfer from the selling stockholders. The selling stockholders will act independently of the Company in making decisions with respect to the timing, manner and size of each sale and they may sell shares on one or more exchanges, including the Nasdaq Global Market, in the over-the-counter market or in privately negotiated transactions at prevailing market prices at the time of sale, at fixed prices, at varying prices determined at the time of the sale or at negotiated prices. These transactions include:
•	ordinary brokerage transactions and transactions in which the broker solicits purchasers;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its own account pursuant to this prospectus;

•	exchange or over-the-counter distributions in accordance with the rules of the exchange or other market;

•	block trades in which the broker-dealer attempts to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	a combination of any such method of sale; and

•	any other method permitted pursuant to applicable law.
     In connection with distributions of the shares or otherwise, the selling stockholders may:
•	sell the shares short and redeliver the shares to close out short positions;

•	enter into option or other transactions with broker-dealers or other financial institutions which require the delivery to them of shares covered by this prospectus, which they may in turn resell;

•	enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the shares in the course of hedging the positions they assume; and

•	pledge shares to broker-dealers or other financial institutions, which, upon a default, they may in turn resell.
     The selling stockholders may also sell any shares under Rule 144 rather than with this prospectus if the sale meets the requirements of that rule.
     In effecting sales, the selling stockholders may engage broker-dealers or agents, who may in turn arrange for other broker-dealers to participate. Broker-dealers or agents may receive commissions,

discounts or concessions from the selling stockholders and/or from the purchasers of shares for whom the broker-dealers may act as agents or to whom they sell as principal, or both. The compensation to a particular broker-dealer may be in excess of customary commissions. To our knowledge, there is currently no plan, arrangement or understanding between any selling stockholder and any broker-dealer or agent regarding the sale of any shares by the selling stockholders.
     The selling stockholders, any broker-dealers or agents and any participating broker-dealers that act in connection with the sale of the shares covered by this prospectus may be “underwriters” under the Securities Act with respect to those shares and will be subject to the prospectus delivery requirements of that act. Any profit that the selling stockholders realize, and any compensation that any broker-dealer or agent may receive in connection with any sale, including any profit realized on resale of shares acquired as principal, may constitute underwriting discounts and commissions. If the selling stockholders are deemed to be underwriters, the selling stockholders may be subject to certain liabilities under statutes including, but not limited to, Section 11, 12 and 17 of the Securities Act and Section 10(b) and Rule 10b-5 under the Exchange Act.
     The securities laws of some states may require the selling stockholders to sell the shares in those states only through registered or licensed brokers or dealers. These laws may also require that we register or qualify the shares for sale in those states unless an exemption from registration and qualification is available and the selling stockholders and we comply with that exemption. In addition, the anti-manipulation rules of Regulation M under the Securities Exchange Act of 1934 may apply to sales of shares in the market and to the activities of the selling stockholders and their affiliates. Regulation M may restrict the ability of any person engaged in the distribution of the shares to engage in market-making activities with respect to the shares. All of the foregoing may affect the marketability of the shares and the ability of any person to engage in market-making activities with respect to the shares.
     If the selling stockholder notifies us that he has entered into any material arrangement with a broker-dealer for the sale of shares through a block trade, special offering, exchange distribution, over-the-counter distribution or secondary distribution, or a purchase by a broker or dealer, we will file any necessary supplement to this prospectus to disclose:
•	the number of shares involved in the arrangement;

•	the terms of the arrangement, including the names of any underwriters, dealers or agents who purchase shares, as required;

•	the proposed selling price to the public;

•	any discount, commission or other underwriting compensation;

•	the place and time of delivery for the shares being sold;

•	any discount, commission or concession allowed, reallowed or paid to any dealers; and

•	any other material terms of the distribution of shares.
     In addition, if the selling stockholder notifies us that a donee, pledgee, transferee or other successor-in-interest of the selling stockholder intends to sell more than 500 shares, we will file a supplement to this prospectus.
     The selling stockholders will pay any underwriting discounts and commissions, any expenses incurred by the selling stockholders for brokerage, accounting, tax or legal services, and any other expenses incurred by the selling stockholders in disposing of the shares. We will pay the expenses we have incurred in connection with preparing and filing the registration statement and this prospectus. The selling stockholders may indemnify any broker-dealer or agent that participates in transactions involving the sale of the shares against liabilities, including liabilities under the Securities Act.
     Our common stock trades on the Nasdaq Global Market under the symbol “ARTG.”
WHERE YOU CAN FIND MORE INFORMATION
     We file annual reports, quarterly reports, current reports, proxy statements and other information with the SEC. You may read and copy any of our SEC filings at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. You may call the SEC at 1-800-SEC-0330 for further information about the Public Reference Room. Our SEC filings are also available to the public on the SEC’s web site at http://www.sec.gov.
     Our principal internet address is www.atg.com. We have not incorporated by reference into this prospectus the information on our web site, and you should not consider it to be a part of this document.
INFORMATION INCORPORATED BY REFERENCE
     The SEC allows us to “incorporate by reference” information from some of our other SEC filings. This means that we can disclose information to you by referring you to those other filings, and the information incorporated by reference is considered to be part of this prospectus. In addition, some information that we file with the SEC after the date of this prospectus will automatically update, and in some cases supersede, the information contained or otherwise incorporated by reference in this prospectus. The following documents, which we filed with the Securities and Exchange Commission, are incorporated by reference in this registration statement:
(a)	Our annual report on Form 10-K for the fiscal year ended December 31, 2005;

(b)	Our quarterly report on Form 10-Q for the fiscal quarter ended March 31, 2006;

(c)	Our quarterly report on Form 10-Q for the fiscal quarter ended June 30, 2006;

(d)	Our quarterly report on Form 10-Q for the fiscal quarter ended September 30, 2006;

(e)	Our current report on Form 8-K dated February 7, 2006 and filed on February 10, 2006;

(f)	Our current report on Form 8-K dated February 10, 2006 and filed on February 15, 2006;

(g)	Our current report on Form 8-K dated February 24, 2006 and filed on March 2, 2006;

(h)	Our current report on Form 8-K dated May 25, 2006 and filed on May 25, 2006;

(i)	Our current report on Form 8-K dated June 16, 2006 and filed on June 19, 2006;

(j)	Our current report on Form 8-K dated September 18, 2006 and filed on September 22, 2006;

(k)	Our current report on Form 8-K dated September 19, 2006 and filed on September 19, 2006;

(l)	Our current report on Form 8-K dated October 2, 2006 and filed on October 2, 2006;

(m)	Our current reports on Form 8-K and 8-K/A dated October 2, 2006 and filed on October 6, 2006 and November 8, 2006, respectively;

(n)	Our current report on Form 8-K dated October 4, 2006 and filed on October 5, 2006 (excluding Item 2.02 and exhibit 99.1 contained therein); and

(o)	The description of our common stock contained in our registration statement on Form 8-A filed with the Securities and Exchange Commission under Section 12 of the Securities Exchange Act of 1934, including any amendment or report filed for the purpose of updating such description.
     Also incorporated by reference into this prospectus are all documents that we may file with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act either (1) after the initial filing of this prospectus and before the date the registration statement is declared effective and (2) after the date of this prospectus and before we stop offering the securities described in this prospectus. These documents include periodic reports, such as annual reports on Form 10-K, quarterly reports on Form 10-Q, and current reports on Form 8-K, as well as proxy statements. Pursuant to General Instruction B of Form 8-K, any information submitted under Item 2.02, Results of Operations and Financial Condition, or Item 7.01, Regulation FD Disclosure, of Form 8-K is not deemed to be “filed” for the purpose of Section 18 of the Exchange Act, and we are not subject to the liabilities of Section 18 with respect to information submitted under Item 2.02 or Item 7.01 of Form 8-K. We are not incorporating by reference any information submitted under Item 2.02 or Item 7.01 of Form 8-K into any filing under the Securities Act or the Exchange Act or into this prospectus. Any statement, contained herein or in a document incorporated or deemed to be incorporated by reference herein, shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement, contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein, modifies or supersedes such statement.
     You may request copies of these filings, at no cost, by writing to or calling our Investor Relations department at Art Technology Group, Inc., One Main Street, Cambridge, Massachusetts 02142, telephone (617) 386-1000.
     This prospectus is part of a registration statement on Form S-3 that we filed with the SEC under the Securities Act. This prospectus does not contain all of the information contained in the registration statement. For further information about us and our securities, you should read the prospectus and the exhibits filed with the registration statement, as well as all prospectus supplements.
LEGAL MATTERS
     The validity of the shares of common stock offered in this prospectus has been passed upon for us by Foley Hoag LLP, Boston, Massachusetts.
EXPERTS
     The consolidated financial statements of Art Technology Group, Inc. appearing in Art Technology Group, Inc.’s Annual Report (Form 10-K) for the year ended December 31, 2005 and Art Technology Group, Inc. management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2005 included therein, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon, included therein, and incorporated herein by reference. Such consolidated financial statements and management’s assessment are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.
PART II INFORMATION NOT REQUIRED IN PROSPECTUS
Item 14. Other Expenses of Issuance and Distribution.
     The following table provides the various expenses payable by us in connection with the issuance and distribution of the shares being registered. All amounts shown are estimates except the Securities and Exchange Commission registration fee.

Securities and Exchange Commission registration fee	$3,655
Printing and engraving expenses	$5,000
Accounting fees and expenses	$5,000
Legal fees and expenses	$15,000
Miscellaneous	$5,000

Total	$33,655
Item 15. Indemnification of Directors and Officers.
     Section 102 of the Delaware General Corporation Law allows a corporation to eliminate the personal liability of directors of a corporation to the corporation or its stockholders for monetary damages for a breach of fiduciary duty as a director, except where the director breached his duty of loyalty, failed to act in good faith, engaged in intentional misconduct or knowingly violated a law, authorized the payment of a dividend or approved a stock repurchase in violation of Delaware corporate law or obtained an improper personal benefit. The registrant has included such a provision in its charter.
     Section 145 of the Delaware General Corporation Law provides that a corporation has the power to indemnify a director, officer, employee or agent of the corporation and certain other persons serving at the request of the corporation in related capacities against amounts paid and expenses incurred in connection with an action or proceeding to which such person is or is threatened to be made a party by reason of such position, if such person shall have acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, in any criminal proceeding, if such person had no reasonable cause to believe his or her conduct was unlawful; provided that, in the case of actions brought by or in the right of the corporation, no indemnification shall be made with respect to any matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the adjudicating court determines that such indemnification is proper under the circumstances.
     Article Eighth of the registrant’s charter provides that no director of the registrant shall be personally liable for any monetary damages for any breach of fiduciary duty as a director, except to the extent that the Delaware General Corporation Law prohibits the elimination or limitation of liability of directors for breach of fiduciary duty.
     Article Ninth of the registrant’s charter provides that a director or officer of the registrant:
•	shall be indemnified by the registrant against all expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement incurred in connection with any litigation or other legal proceeding (other than an action by or in the right of the registrant) brought against such person by virtue of his or her position as a director or officer of the registrant if such person acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the registrant, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful and

•	shall be indemnified by the registrant against all expenses (including attorneys’ fees) and amounts paid in settlement incurred in connection with any action by or in the right of the registrant brought against such person by virtue of his or her position as a director or officer of the registrant if such person acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the registrant, except that no indemnification shall be made with respect to any matter as to which such person shall have been adjudged to be liable to the registrant, unless a court determines that, despite such adjudication but in view of all of the circumstances, he or she is entitled to indemnification of such expenses.
     Notwithstanding the foregoing, to the extent that a director or officer has been successful, on the merits or otherwise, including the dismissal of an action without prejudice, such person is required to be indemnified by the registrant against all expenses (including attorneys’ fees) incurred in connection therewith. Expenses shall be advanced to a director or officer at his or her request, provided that such person undertakes to repay the amount advanced if it is ultimately determined that he or she is not entitled to indemnification for such expenses.
     Indemnification is required to be made unless the registrant determines that the applicable standard of conduct required for indemnification has not been met. In the event of a determination by the registrant that the director or officer did not meet the applicable standard of conduct required for indemnification, or if the registrant fails to make an indemnification payment within 60 days after such payment is claimed by such person, such person is permitted to petition the court to make an independent determination as to whether such person is entitled to indemnification. As a condition precedent to the right of indemnification, the director or officer must give the registrant notice of the action for which indemnity is sought and the registrant has the right to participate in such action or assume the defense thereof.
     Article Ninth of the registrant’s charter further provides that the indemnification provided therein is not exclusive, and provides that in the event that the Delaware General Corporation Law is amended to expand the indemnification permitted to directors or officers the registrant must indemnify those persons to the fullest extent permitted by such law as so amended.
     The indemnification provisions contained in our charter and by-laws are not exclusive of any other rights to which a person may be entitled by law, agreement, vote of stockholders or disinterested directors, or otherwise. In addition, we maintain insurance on behalf of our directors and officers insuring them against liabilities asserted against them in their capacities as directors or officers or arising out of such statuses.

Item 16. Exhibits.

			Incorporated by reference
		Filed with
Exhibit		this Form		Filing date with	Exhibit
Number	Description	S-3	Form	SEC	number
4.1	Amended and Restated Certificate of Incorporation of Art Technology Group, Inc.		S-8	June 12, 2003	4.1
4.2	Amended and Restated By-Laws of Art Technology Group, Inc.		S-3	July 6, 2001	4.2
4.3	Specimen common stock certificate		S-1/A	July 13, 1999	4
4.4	Rights Agreement dated September 26, 2001 between Art Technology Group, Inc. and EquiServe Trust Company, N.A., as rights agent		8-K	October 2, 2001	4.1
4.5	Agreement and Plan of Merger dated as of September 18, 2006 by and among Art Technology Group, Inc., eStara, Inc., Arlington Acquisition Corp., Storrow Acquisition Corp., and the stockholder representative and principal stockholders of eStara named therein		8-K	September 22, 2006	10.1
4.6	Amendment No. 1 to Agreement and Plan of Merger dated as of October 2, 2006, by and among Art Technology Group, Inc., eStara, Inc. and the stockholder representative named therein		8-K	October 6, 2006	2.2
5.1	Legal opinion of Foley Hoag LLP	X
23.1	Consent of Ernst & Young LLP	X
23.2	Consent of Foley Hoag LLP (contained in Exhibit 5.1)	X
24.1	Power of Attorney (included on the signature page of this registration statement)	X
Item 17. Undertakings.
     The undersigned registrant hereby undertakes:
     (a) (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
          (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;
          (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and
          (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.
     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
     (4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:
          (i) If the registrant is relying on Rule 430B (230.430B of this chapter):
               (A) Each prospectus filed by the registrant pursuant to Rule 424(b)(3)shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and
               (B) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or
          (ii) If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.
          (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
          (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described in Item 15, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Cambridge, Massachusetts, on December 8, 2006.

ART TECHNOLOGY GROUP, INC.
By:	/s/ Robert D. Burke
Robert D. Burke
Chief Executive Officer and President

POWER OF ATTORNEY
     We, the undersigned officers and directors of Art Technology Group, Inc., hereby severally constitute and appoint Robert D. Burke and Julie M.B. Bradley, and each of them singly (with full power to each of them to act alone), our true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution in each of them for him and in his name, place and stead, and in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement (or any other Registration Statement for the same offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933), and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as full to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them or their or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.
     Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the indicated capacities as of December 8, 2006.

Signature	Title

/s/ Robert D. Burke	President, Chief Executive Officer and Director
Robert D. Burke	(Principal Executive Officer)

/s/ Julie M.B. Bradley	Senior Vice President, Chief Financial Officer
Julie M.B. Bradley	(Principal Financial and Accounting Officer)

/s/ Daniel C. Regis	Chairman of the Board
Daniel C. Regis

/s/ Michael A. Brochu	Director
Michael A. Brochu

/s/ David B. Elsbree	Director
David B. Elsbree

/s/ John R. Held	Director
John R. Held

/s/ Ilene H. Lang	Director
Ilene H. Lang

/s/ Mary Makela	Director
Mary Makela

/s/ Phyllis S. Swersky	Director
Phyllis S. Swersky

EXHIBIT INDEX

			Incorporated by reference
		Filed with
Exhibit		this Form		Filing date with	Exhibit
Number	Description	S-3	Form	SEC	number
4.1	Amended and Restated Certificate of Incorporation of Art Technology Group, Inc.		S-8	June 12, 2003	4.1
4.2	Amended and Restated By-Laws of Art Technology Group, Inc.		S-3	July 6, 2001	4.2
4.3	Specimen common stock certificate		S-1/A	July 13, 1999	4
4.4	Rights Agreement dated September 26, 2001 between Art Technology Group, Inc. and EquiServe Trust Company, N.A., as rights agent		8-K	October 2, 2001	4.1
4.5	Agreement and Plan of Merger dated as of September 18, 2006 by and among Art Technology Group, Inc., eStara, Inc., Arlington Acquisition Corp., Storrow Acquisition Corp., and the stockholder representative and principal stockholders of eStara named therein		8-K	September 22, 2006	10.1
4.6	Amendment No. 1 to Agreement and Plan of Merger dated as of October 2, 2006, by and among Art Technology Group, Inc., eStara, Inc. and the stockholder representative named therein		8-K	October 6, 2006	2.2
5.1	Legal opinion of Foley Hoag LLP	X
23.1	Consent of Ernst & Young LLP	X
23.2	Consent of Foley Hoag LLP (contained in Exhibit 5.1).	X
24.1	Power of Attorney (included on the signature page of this registration statement)	X